Exhibit 1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31636) of Mettler Toledo International, Inc., of our report dated June 26, 2008 with respect to the statements of net assets available for benefits (modified cash basis) of Mettler Toledo, Inc. Enhanced Retirement Savings Plan as of December 31, 2007 and 2006, the related statements of changes in net assets available for benefits (modified cash basis) for the years then ended, and the related supplemental schedule of Schedule H, Line 4i – schedule of assets (held at end of year) (modified cash basis) as of December 31, 2007 and supplemental schedule of Schedule H, line 4a – delinquent participant contributions (modified cash basis) for the year ended December 31, 2007, which report appears in the December 31, 2007 annual report on Form 11-K of Mettler Toledo, Inc. Enhanced Retirement Savings Plan.

/s/ Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 26, 2008

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